April 26, 2017

MacroGenics, Inc.

9704 Medical Center Drive

Rockville, MD 20850

Ladies and Gentlemen:

We have acted as counsel to MacroGenics, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of up to 1,100,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the Registration Statement on Form S-3 (File No. 333-214385) filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2016 (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”).

We have reviewed (i) the Subscription Agreement, dated April 26, 2017 (the “Subscription Agreement”), between the Company and the investor set forth on the signature page thereto; (ii) the Registration Statement; (iii) the prospectus, consisting of the base prospectus, dated November 2, 2016, as supplemented by a prospectus supplement, dated April 26, 2017, relating to the offering of the Shares, filed with the Commission on April 26, 2017 pursuant to Rule 424(b) under the Securities Act (the “Prospectus”); and (iv) such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that the Shares, when duly issued and sold by the Company pursuant to the terms of the Subscription Agreement and upon receipt by the Company of full payment therefor in accordance with the Subscription Agreement, will be validly issued, fully paid and non-assessable.

MacroGenics Inc.

April 26, 2017

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the Delaware General Corporation Law and reported judicial decisions interpreting such law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated the date hereof relating to the offering of the Shares. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP